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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: October 15, 2003

                           Titan Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          0-27436                                         94-3171940
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(Commission File Number)                       (IRS Employer Identification No.)


400 OYSTER POINT BLVD., SUITE 505, SOUTH SAN FRANCISCO, CALIFORNIA      94080
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (650) 244-4990
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Item 5.  OTHER EVENTS

         On October 15, 2003, we entered into a merger agreement pursuant to which a wholly-owned subsidiary of ours was merged with and into Developmental Therapeutics, Inc. ("DTI"), a privately-held Delaware corporation which has the exclusive worldwide license to a U.S. patent covering 3,4-diiodothyropropionic acida or DITPA, a thyroid hormone analogue for the treatment of congestive heart failure. Titan acquired 100% of the fully-diluted capital stock of DTI in exchange for 1,187,500 shares of our common stock (the "First Shares") and a cash payment of $171,250. An additional 750,000 shares of common stock (the "Contingent Shares") will be issued if any of the following events occur within five years from the effective date of the merger: positive scientific results from a pivotal clinical trial incorporating the DTI product, (ii) our entering into an agreement with a third party to market or sell the DTI product in a Major Territory (as defined in the agreement), (iii) the acceptance of an NDA with any regulatory agency of any country incorporating the DTI product or (iv) a change of control of Titan or our acquisition subsidiary.

         We have agreed to file a registration statement covering the resale of the First Shares under the Securities Act of 1933, as amended, within 180 days from the effective date of the merger and to use our best efforts to cause such registration statement to be declared effective within 60 days thereafter. We have agreed to file a registration statement covering the resale of the Contingent Shares within 180 days after issuance.

         Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  20.1   Press Release dated October 16, 2003


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TITAN PHARMACEUTICALS, INC.


                                           By:   /S/ LOUIS R. BUCALO
                                               ---------------------------------
                                           Louis R. Bucalo, M.D., Chairman,
                                           President and Chief Executive Officer

Dated:  October 16, 2003



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